EX-99(b)(7)

AMENDED AND RESTATED BY-LAWS

of

FRANKLIN TEMPLETON LIMITED DURATION INCOME TRUST
A Delaware Statutory Trust

(Effective as of January 21, 2021)

These By-Laws may contain any provision not inconsistent with applicable law or the Declaration of Trust, relating to the governance of the Trust.  Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Declaration of Trust.

ARTICLE I
DEFINITIONS

Section 1.  Whenever  used herein the  following  terms shall have the following meanings:

(a)   “1940 ACT” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b)   “BOARD OF TRUSTEES” OR “BOARD” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV of the Declaration of Trust, having the powers and duties set forth therein;

(c)   “BY-LAWS” shall mean these Amended and Restated By-Laws of the Trust, as amended or restated from time to time solely by the Trustees in accordance with Article VIII hereof;

(d)   “CERTIFICATE OF TRUST” shall mean the certificate of trust filed with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated from time to time and filed with such office;

(e)   “CODE” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(f)   “COMMISSION” shall have the meaning given that term in the 1940 Act;

(g)   “DSTA” shall mean the Delaware Statutory Trust Act (12 DEL. C. ss.3801, ET SEQ.), as amended from time to time;

(h)   “DECLARATION OF TRUST” shall mean the Amended and Restated Agreement and Declaration of Trust of the Trust, as amended or restated from time to time;

(i)   “INVESTMENT ADVISER” or “ADVISER” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) of the Declaration of Trust;

(j)   “PERSON” shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory trust;

(k)   “SHARES” shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

(l)    “SHAREHOLDER” shall mean a record owner of Shares;

(m)   “TRUST” shall mean the Delaware statutory trust formed pursuant to the Original Declaration and the filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

(n)   “TRUSTEE” or “TRUSTEES” shall refer to each signatory to the Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms of the Declaration of Trust, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the Declaration of Trust.  Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person’s or Persons’ capacity as a trustee or trustees hereunder and under the Declaration of Trust; and

 (o)   “VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES” shall have the meaning provided under Subsection 2(a)(42) of the 1940 Act or any successor provision thereof, which Subsection, as of the date hereof, is as follows: the vote, at a meeting of the Shareholders, (i) of sixty-seven percent (67%) or more of the voting securities present in person or represented by proxy at such meeting, if the holders of more than fifty percent (50%) of the outstanding voting securities of the Trust are present or represented by proxy; or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust, whichever is the less.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS.  Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board.  In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the offices of the Trust.

Section 2. MEETINGS.

(a)   ANNUAL MEETINGS.  The annual meeting of the Shareholders shall be held on such date and at such time as the Board of Trustees shall designate.  At such annual meeting, the Shareholders entitled to vote shall elect Trustees and transact such other business as may be properly brought before the meeting.

(b)   SPECIAL MEETINGS.  Special meetings of Shareholders may be called at any time by the Board, by the chairperson of the Board or by the president of the Trust for the purpose of taking action upon any matter deemed by the Board to be necessary or desirable.  To the extent permitted by the 1940 Act, a special meeting of the Shareholders for the purpose of electing Trustees or filling vacancies on the Board may also be called by the chairperson of the Board, or shall be called by the president or any vice-president of the Trust at the request of the Shareholders holding not less than ten (10) percent of the Shares, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders.  No special meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

(c)   The nominations of persons for election to the Board of Trustees and other lawfully permissible proposals of business to be considered by Shareholders may be presented at an annual meeting of the Shareholders by properly being brought before the meeting by a Shareholder who (i) is entitled to vote at the meeting, (ii) complies with the notice procedures set forth in this subparagraph (c) and subparagraphs (d) and (e) of this Section 2, and (iii) was a Shareholder of record at the time such notice is received by the secretary of the Trust with proof of such ownership or holding reasonably satisfactory to the Fund to be provided by such record owner or nominee holder at each such aforementioned time.  For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the secretary of the Trust.  To be timely, a Shareholder’s notice must be made in writing and received by the secretary of the Trust not more than 150 days and not less than 120 days in advance of the annual meeting.

(d)   Each such notice given by a Shareholder to the secretary of the Trust with respect to nominations for the election of Trustees shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of Shares which are beneficially owned by each such nominee, (iv) whether such Shareholder believes each such nominee is or will be an “interested person” of the Trust (as defined in the 1940 Act), (v) the written and signed consent of each such person to be nominated, to be named as a nominee and to serve as a Trustee if elected, (vi) all such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each such nominee been nominated by the Board of Trustees of the Trust, (vii) the written and signed consent of each such person to be nominated, to be named as a nominee and to serve as a Trustee if elected, and (viii) requirement to complete, execute, and return to the Trust within 5 business days of receipt, the Trust’s form of trustee questionnaire and any supplemental information reasonably requested by the Trust..  In addition, the Shareholder making such nomination shall promptly provide any other information reasonably requested by the Trust. As used in the Trust’s governing instruments, “Proposed Nominee” shall mean the person or persons to be nominated, together with any persons to be designated as a proposed substitute nominee in the event that a proposed nominee is unwilling or unable to serve, including by reason of any disqualification.

(e)   Each such notice given by a Shareholder to the secretary of the Trust with respect to business proposals to be brought before an annual meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Trust’s books, of the Shareholder proposing such business; (iii) the number of Shares which are beneficially owned by the Shareholder; (iv) any material interest of the Shareholder in such business; (v) all such other information regarding each such matter as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each such matter been proposed by the Board of Trustees of the Trust; and (vi) the Board may request that the Shareholder provide, within five business days of delivery of such demand, written verification demonstrating the accuracy of any information submitted by the Shareholder relating to their nomination or proposal, as well as a written update of any such information. If the Shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with the By-Laws.

(f)   At such annual meeting, the chairperson of the Board, the president of the Trust, in the absence of the chairperson of the Board, or any vice president or other authorized officer of the Trust, in the absence of the president, may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting, and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding annual meeting of the Shareholders taking place thirty days or more thereafter.  This provision shall not require the holding of any adjourned meeting of Shareholders for the purpose of considering such defective nomination or proposal.

(g)   For purposes of subparagraphs (d) and (e) of this Section 2, shares “beneficially owned” shall mean all Shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which the Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (including any derivative or short positions, profit interests, options or similar rights, and borrowed or loaned shares).

(h)   Notwithstanding the forgoing, no Shareholder proposal may be brought before an annual meeting, whether submitted pursuant to this Article II or Rule 14a-8 under the Exchange Act, unless Shareholders have power to vote on the Shareholder proposal, or the subject matter of the Shareholder proposal, pursuant to Section V.1 of the Declaration of Trust, irrespective of whether such Shareholder proposal is submitted as a precatory recommendation to the Board.

Section 3. NOTICE OF SHAREHOLDERS’ MEETING.  Notice of any meeting of Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance with Section 4 of this Article II not less than ten (10) nor more than one hundred twenty (120) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) in the case of a special meeting or to the extent required by the 1940 Act, in the case of an annual meeting, the purpose or purposes thereof.  The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who are intended to be presented for election.

Section 4. MANNER OF GIVING NOTICE.  Notice of any meeting of Shareholders shall be given either personally or by United States mail, courier, cablegram, telegram, facsimile or electronic mail, or other form of communication permitted by then current law, charges prepaid, addressed to the Shareholder or to the group of shareholders at the same address as may be permitted pursuant to applicable laws, or as Shareholders may otherwise consent, at the address of that Shareholder appearing on the books of the Trust or its transfer or similar agent or provided in writing by the Shareholder to the Trust for the purpose of notice.  Notice shall be deemed to have been duly given when delivered personally, deposited in the United States mail or with a courier, or sent by cablegram, telegram, facsimile or electronic mail.  If no address of a Shareholder appears on the Trust’s books or has been provided in writing by a Shareholder, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that Shareholder to the Trust for the purpose of notice, is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.

Section 5. ADJOURNED MEETING; NOTICE.  Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the chairperson of the Board, the president of the Trust, in the absence of the chairperson of the Board, or any vice president or other authorized officer of the Trust, in the absence of the president.  Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders’ meeting prior to adjournment.

When any Shareholders’ meeting is adjourned to another time or place, the record date for determining Shareholders entitled to vote at the adjourned meeting continues to apply and notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If a new record date is fixed for the adjourned meeting or the adjournment is for more than one hundred twenty (120) days after the date of the original meeting, in which case, notice shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II or by “public announcement” as described below in this Section 5. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting  and if a new record date is set for a meeting of Shareholders, any proxy received from a Shareholder of record on both the original record date and new record date will remain in full force and effect unless explicitly revoked by the Shareholder.

“Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act. The Trust may postpone or cancel a meeting of Shareholders by making a “public announcement” of such postponement or cancellation prior to the meeting. Notice of the date, time and place (which need not be a physical location and instead may be solely by means of remote communication or both a physical location and by means of remote communication) to which the meeting is postponed shall be given not less than seven (7) days prior to such date and otherwise in the manner set forth in these By-Laws.

Section 6. VOTING.

(a)   The Shareholders entitled to vote at any meeting of Shareholders and the Shareholder vote required to take action shall be determined in accordance with the provisions of the Declaration of Trust.  Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.

(b)   Unless otherwise determined by the Board at the time it approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the Shareholders vote to the contrary.  Notwithstanding the foregoing, an agreement of merger or consolidation may be terminated or amended notwithstanding prior approval if so authorized by such agreement of merger or consolidation pursuant to Section 3815 of the DSTA.

Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Whenever notice of a Shareholders’ meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice.  The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

Section 8. PROXIES.  Every Shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the secretary of the Trust; PROVIDED, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 8. A proxy shall be deemed executed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact.  A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the secretary of the Trust prior to the exercise of the proxy or by the Shareholder’s attendance and vote in person at the meeting; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

With respect to any Shareholders’ meeting, the Board, or, in case the Board does not act, the president, any vice president or the secretary, may permit proxies by electronic transmission (as defined in the DSTA), telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act.  A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the secretary of the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 9. INSPECTORS.  Before any meeting of Shareholders, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, shall appoint a person to fill the vacancy.  Such appointments may be made by such officers in person or by telephone.

The inspector shall:

(a)  determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)  receive votes or ballots;

(c)  hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)  count and tabulate all votes;

(e)  determine when the polls shall close;

(f)  determine the result of voting; and

(g)  do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 10. ORGANIZATION AND CONDUCT. Before any meeting of Shareholders, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, may adopt rules for the orderly conduct of the meeting.

ARTICLE III
TRUSTEES

Section 1. VACANCIES.  Whenever a vacancy in the Board shall occur (by reason of death, resignation, removal or other cause), the size of the Board of Trustees shall be automatically reduced by the number of vacancies arising therefrom (but not to less than three) unless or until the Board of Trustees by resolution expressly maintains or increases the size of the Board of Trustees.  Whenever the size of the Board of Trustees is reduced due to such a vacancy, the other Trustee(s) then in office, regardless of the number and even if less than a quorum, shall have all the powers granted to the Board and shall discharge all the duties imposed upon the Board by the Declaration of Trust and these By-Laws as though such number constitutes the entire Board.  Vacancies in any class of Trustees arising from a Board resolution to maintain or increase the size of the Board of Trustees may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum, unless a special meeting of Shareholders is called for the purpose of filling such vacancies, in which case, such vacancies shall be filled in the same manner as an election of Trustees.  A Trustee chosen to fill a vacancy shall hold office until the next election of the relevant class for which such Trustee shall have been chosen when such Trustee’s successor is duly elected and qualified, unless prior thereto such Trustee for any reason ceases to serve as Trustee.  In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act.  In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act.  Thereupon, the Investment Adviser shall resign as Trustee and a special meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of three (3) classes of Trustees as though such meeting were the first annual meeting of the Shareholders.

Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  All meetings of the Board may be held at any place within or outside the State of Delaware that is designated from time to time by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.  In the absence of such a designation, regular meetings shall be held at the offices of the Trust.  Any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.

Section 3. REGULAR MEETINGS.  Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.  Regular meetings may be held without notice.

Section 4. SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.

Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee’s address as has been provided to the Trust for purposes of notice.  In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held.  In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting.  The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.

Section 5. WAIVER OF NOTICE.  Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice.  The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.  All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. ADJOURNMENT.  A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place.  Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. NOTICE OF ADJOURNMENT.  Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.

Section 8. COMPENSATION OF TRUSTEES.  Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by the Board.  This Section 8 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.

Section 9. EMERGENCY PROVISIONS. During any emergency, unless the Board determines otherwise, (i) a meeting of the Board or a committee thereof may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board during such an emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Trustees present at the emergency meeting shall constitute a quorum. The emergency provision provides that following any emergency meeting all Trustees not in attendance shall be promptly notified of the matters discussed and any actions taken at the emergency meeting.

An emergency for these purposes is the existence of any emergency resulting from an attack on the United States or on a locality in which the Trust conducts its business or customarily holds meetings of its Board of Trustees or its Shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, or a declaration of a national emergency by the United States government, or other similar emergency condition.

Section 10. GOVERNANCE. The Board may require all of its members (including nominees) to agree in writing as to matters of corporate governance, business ethics and confidentiality, including a background check.

ARTICLE IV
COMMITTEES

Section 1. COMMITTEES OF TRUSTEES.  The Board may, by majority vote, designate one or more committees of the Board, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board.  The Board may, by majority vote, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee.  Any such committee, to the extent provided by the Board, shall have the authority of the Board, except with respect to:

(a)  the approval of any action which under the Declaration of Trust, these By-Laws or applicable law also requires Shareholder approval or requires approval by a majority of the entire Board or certain members of the Board;

(b)  the filling of vacancies on the Board or on any committee thereof; provided however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust’s compliance with the rules under the 1940 Act upon which the Trust relies that require that: (i) a majority of the Trustees not be “interested persons” (“disinterested Trustees”); (ii) Trustees that are disinterested Trustees be selected and nominated by disinterested Trustees then in office; and (iii) legal counsel, if any, of the disinterested Trustees be independent.

(c)  the amendment, restatement or repeal of the Declaration of Trust or these By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

(d)  the amendment or repeal of any resolution of the Board; or

(e)  the designation of any other committee of the Board or the members of such committee.

Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES.  Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article IV of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee.  Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board may from time to time adopt other rules for the governance of any committee.  At all meetings of any committee, 50% of the committee members (but in no event fewer than two committee members), shall constitute a quorum for the transaction of business.

Section 3. ADVISORY COMMITTEES.  The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the Board.  Such advisory committees shall have no power to require the Trust to take any specific action.

ARTICLE V
OFFICERS

Section 1. OFFICERS.  The officers of the Trust shall be a Chief Executive Officer - Investment Management, a Chief Executive Officer - Finance and Administration, a President, one or more Secretaries, a Chief Financial Officer and Chief Accounting Officer, and a Treasurer. The Trust may also have, at the discretion of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers, who shall have such authority and perform such duties as are provided in the Declaration of Trust, these By-Laws or as the Board, or to the extent permitted by the Board, as the president, may from time to time determine. Any number of offices may be held by the same person, except the offices of president and vice president.

Section 2. APPOINTMENT OF OFFICERS.  The officers of the Trust shall be appointed by the Board, or to the extent permitted by the Board, by the president, and each shall serve at the pleasure of the Board, or to the extent permitted by the Board, at the pleasure of the president, subject to the rights, if any, of an officer under any contract of employment.

Section 3. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Board, by the president.

Any officer may resign at any time by giving written notice to the Trust.  Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 4. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, incapacity or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 5. CHAIRPERSON OF THE BOARD.  The chairperson of the Board shall preside at all meetings of the Shareholders and at all meetings of the Board and shall have such other powers and duties as may be prescribed by the Board, as provided in the Declaration of Trust or these By-Laws.  In the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust designated by the president, shall preside at all meetings of the Shareholders and at all meetings of the Board.

Section 6. PRESIDENT.  The president shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board, as provided in the Declaration of Trust or these By-Laws.

Section 7. VICE PRESIDENTS.  In the absence, resignation, removal, incapacity or death of the president, the vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall exercise all the powers and perform all the duties of, and be subject to all the restrictions upon, the president until the president’s return, his incapacity ceases or a new president is appointed. Each vice president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the president, or as provided in the Declaration of Trust or these By-Laws.

Section 8. SECRETARY.  The secretary shall keep or cause to be kept at the offices of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions (including consents) of the Board, committees of the Board and Shareholders. The secretary shall keep a record of the time and place of such meetings, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of Shares present or represented by proxy at Shareholders’ meetings, and the proceedings.

The secretary shall cause to be kept at the offices of the Trust or at the office of the Trust’s transfer or other duly authorized agent, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, Series and Classes (if applicable) of Shares held by each, the number and date of certificates, if any, issued for such Shares and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by the Declaration of Trust, these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or the president of the Trust, or as provided in the Declaration of Trust or these By-Laws.

In the event that the Board appoints two or more secretaries of the Trust, such secretaries shall have the powers, duties and obligations set forth in this Section 8, in the Declaration of Trust and as the Board prescribes from time to time. Each such secretary shall use the title “Co-Secretary,” provided, however, that failure to so use such title shall not affect the validity thereof. In the event that the Board appoints two or more secretaries of the Trust and two or more of such secretaries take conflicting actions, each action shall continue to be valid until such conflict is resolved by the Board or by president of the Trust.

Section 9. CHIEF EXECUTIVE OFFICER - INVESTMENT MANAGEMENT. The Chief Executive Officer - Investment Management shall be the principal executive officer with respect to the portfolio investments of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 10. CHIEF EXECUTIVE OFFICER - FINANCE AND ADMINISTRATION.  The Chief Executive Officer - Finance and Administration shall be the principal executive officer with respect to the financial accounting and administration of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 11. CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER. The Chief Financial Officer and Chief Accounting Officer shall, whenever required by the Board of Trustees, render or cause to be rendered financial statements of the Trust; supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; provide assistance to the Audit Committee of the Board and report to such Committee as necessary; be designated as principal accounting officer/principal financial officer for purposes of § 32 of the 1940 Act,§ 302 of the Sarbanes Oxley Act of 2002 and § 6 of the Securities Act of 1933; shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every series and class thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares; shall have the power and authority to perform the duties usually incident of his office and those duties as may be assigned to him from time to time by the Board; and shall render to the Chief Executive Officer - - Finance and Administration and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and Chief Accounting Officer and of the financial condition of the Trust.

Section 12. TREASURER. The Treasurer shall be responsible for the general supervision over the care and custody of the funds, securities, and other valuable effects of the Trust and shall deposit the same or cause the same to be deposited in the name of the Trust in such depositories as the Board of Trustees may designate; shall disburse the funds of the Trust as may be ordered by the Board of Trustees; shall have supervision over the accounts of all receipts and disbursements of the Trust; disburse the funds of the Trust; shall have the power and authority to perform the duties usually incident of his office and those duties as may be assigned to him from time to time by the Board or by the Chief Financial Officer and Chief Accounting Officer; and shall render to the Chief Financial Officer and Chief Accounting Officer and the Board, whenever they request it, an account of all of his transactions as Treasurer.

ARTICLE VI
RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The Trust shall keep at its offices or at the office of its transfer or similar agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number, and classes, if any, of Shares held by each Shareholder.  Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 2. MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS.  The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS.  The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

If information is requested by a Shareholder, the Board, or, in case the Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents.  Costs of providing such information and documents shall be borne by the requesting Shareholder.  The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board,  or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4. INSPECTION BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII
GENERAL MATTERS

Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as the Board from time to time shall determine.

Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances.

Section 3. CERTIFICATES FOR SHARES.  A certificate or certificates for Shares may be issued to Shareholders at the discretion of the Board.  All certificates shall be signed in the name of the Trust by the chairperson of the Board or the Trust’s president or vice president, and by the Trust’s treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares, and the class thereof, if any, owned by the Shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer or transfer or similar agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer or similar agent before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer or transfer or similar agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against either, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The chairperson of the Board, the Trust’s president or any vice president or any other person authorized by the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such authorized person.

Section 6. TRANSFERS OF SHARES.  Shares are transferable, if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose name such Shares are registered, or by his or her duly authorized attorney-in-fact or representative.  Shares represented by certificates shall be transferred on the books of the Trust upon surrender for cancellation of certificates for the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Trust or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares such uncertificated Shares shall be cancelled and issuance of new equivalent uncertificated Shares or certificated Shares shall be made to the Person entitled thereto and the transaction shall be recorded upon the books of the Trust.  The Trust, its transfer agent or other duly authorized agents may refuse any requested transfer of Shares, or request additional evidence of authority to safeguard the assets or interests of the Trust or of its Shareholders, in their sole discretion.  In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, its transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.

Section 7. HOLDERS OF RECORD.  The record books of the Trust as kept by the Trust, its transfer agent or other duly authorized agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust and as to the number and classes, if any, of Shares held from time to time by each such Shareholder.  The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

Section 8. FISCAL YEAR.  The fiscal year of the Trust shall be determined by the Board.

Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.

Section 10. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

(a)   The provisions of these By-Laws are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(b)   If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

Section 11. RATIFICATION. The Board of Trustees or the Shareholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Board of Trustees or the Shareholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the Shareholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

ARTICLE VIII
AMENDMENTS

Section 1. AMENDMENT BY TRUSTEES.  These By-Laws may also be amended, restated or repealed or new By-Laws may be adopted solely by the Board, by a vote of the Board as set forth in Article IV, Section 3(c) of the Declaration of Trust. Shareholders shall have no right to amend these By-Laws.

Section 2. OTHER AMENDMENT.  Subject to the 1940 Act, these By-Laws may also be amended pursuant to Article VIII, Section 3(a) of the Declaration of Trust and Section 3815(f) of the DSTA.

Adopted January 21, 2021